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                                                                     Exhibit 5.1

     Opinion of Stradling Yocca Carlson & Rauth, A Professional Corporation
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                         STRADLING YOCCA CARLSON & RAUTH
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                      660 NEWPORT CENTER DRIVE, SUITE 1600
                      NEWPORT BEACH, CALIFORNIA 92660-6441
                            TELEPHONE (949) 725-4000
                            FACSIMILE (949) 725-4100

                              SAN FRANCISCO OFFICE
                        44 MONTGOMERY STREET, SUITE 2950
                         SAN FRANCISCO, CALIFORNIA 94104
                            TELEPHONE (415) 765-9180
                            FACSIMILE (415) 765-9187

                               December 21, 2000

Radiance Medical Systems, Inc.
13700 Alton Parkway, Suite 160
Irvine, CA 92618

        Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

        At your request, we have examined the form of Registration Statement on Form S-3 (the "Registration Statement") being filed by Radiance Medical Systems, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 142,857 shares of the Company's Common Stock (the "Shares") to be sold by Cosmotec Co., Ltd. (the "Selling Stockholder"). The shares of Common Stock are to be sold by the Selling Stockholder as described in the Registration Statement for sale to the public.

        As your counsel in connection with this transaction, we have examined the proceedings heretofore taken and are familiar with the additional proceedings proposed to be taken by the Company in connection with the authorization, issuance and sale of the securities referred to above.

        Based on the foregoing, and assuming that the full consideration for the Shares has been received by the Company, it is our opinion that the Shares have been validly issued and outstanding, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus, which is a part of the Registration Statement.

                                Very truly yours,

                                /s/ STRADLING YOCCA CARLSON & RAUTH